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EXHIBIT  10




APRIL 27, 2001


SECURITIES AND EXCHANGE COMMISSION
JUDICIARY PLAZA
450 FIFTH STREET, N.W.
WASHINGTON, D.C. 20549


         RE:      EXHIBIT 10, FORM N-1A
                  FIRST VARIABLE RATE FUND
                  FILE NUMBERS 2-56809 AND 811-2633


LADIES AND GENTLEMEN:


         AS COUNSEL TO CALVERT GROUP, LTD., IT IS MY OPINION THAT THE SECURITIES BEING REGISTERED BY THIS POST-EFFECTIVE AMENDMENT NO. 41 WILL BE LEGALLY ISSUED, FULLY PAID AND NON-ASSESSABLE WHEN SOLD. MY OPINION IS BASED ON AN EXAMINATION OF DOCUMENTS RELATED TO FIRST VARIABLE RATE FUND (THE "TRUST"), INCLUDING ITS DECLARATION OF TRUST, ITS BY-LAWS, OTHER ORIGINAL OR PHOTOSTATIC COPIES OF TRUST RECORDS, CERTIFICATES OF PUBLIC OFFICIALS, DOCUMENTS, PAPERS, STATUTES, AND AUTHORITIES AS I DEEMED NECESSARY TO FORM THE BASIS OF THIS OPINION.

         I THEREFORE CONSENT TO FILING THIS OPINION OF COUNSEL WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE TRUST'S POST-EFFECTIVE AMENDMENT NO. 41 TO ITS REGISTRATION STATEMENT.

                                            SINCERELY,

                                            /S/ SUSAN WALKER BENDER
                                            ASSOCIATE GENERAL COUNSEL


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